UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019
ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36399 (Commission File Number)	42-1560076 (IRS Employer Identification No.)

1900 Powell Street, Suite 1000 Emeryville, CA (Address of principal executive offices)	94608 (Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.001 per share	Trading Symbol(s) ADMS	Name of each exchange on which registered The Nasdaq Global Market

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 5, 2019, Adamas Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, including a separate tabulation with respect to each of the two directors. A more complete description of each matter is set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2019.

Proposal No. 1 — Election of Directors
The Company’s stockholders elected the Class II director nominees below to the Company’s Board of Directors to hold office until the 2022 Annual Meeting of Stockholders or until their successors are elected.

Class II Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Gregory T. Went, Ph.D.	14,074,834	2,970,708	6,592,540
Mardi C. Dier	14,127,902	2,917,640	6,592,540

Proposal No. 2 — Ratification of Selection of Independent Registered Accounting Firm
The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLC as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,276,338	293,265	68,479	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	June 5, 2019	By:	/s/ Alfred G. Merriweather
Alfred G. Merriweather
Chief Financial Officer

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